GREENWOOD GROUP ADDENDUM

ADDED EQUITY COMPENSATION

The Greenwood Group shall be entitled to 7,500,000 shares of restricted Common Stock as additional compensation for the retail consulting services provided. 1,000,000 shares were issued September 10, 2007, 500,000 shares were issued December 3, 2007, and 6,000,000 were issued February 10, 2008.

IN WITNESS WHEREOF, the Parties have caused this ADDENDUM to be executed therein by its duly authorized signatories on the day and year first written above.

By: ______________________ April 7,2008
Christopher F. Trotta, CEO
KIDZMED, INC.

By: ______________________ April 7, 2008
Patrick D. O'Leary, Manager
GREENWOOD GROUP LLC